                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 5, 1997 (November 27,
1996)


                         Commission file number 1-12482

                              GLIMCHER REALTY TRUST

             (Exact name of registrant as specified in its charter)

                MARYLAND                                     31-1390518
     (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                      Identification No.)


          20 SOUTH THIRD STREET                                 43215
             COLUMBUS, OHIO                                  (Zip Code)
(Address of principal executive offices)


Registrant's telephone number, including area code:
(614) 621-9000

ITEM 5.  OTHER EVENTS

         On November 27, 1996, Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), sold 34,000 of its Series A Convertible Preferred Shares (the "Securities"). The Securities were sold in a private placement to Partnership Acquisition Trust II, a Delaware business trust (the "Purchaser"), and no underwriter was used in connection with the sale of the Securities. The Securities were offered and sold for an aggregate cash consideration of $34,000,000, and as part of the transaction, the Purchaser also acquired an interest in a Kansas limited liability company (the "Kansas LLC") and a right to require Kansas LLC to purchase the Securities under certain circumstances.

         For purposes of section 1012 of the Internal Revenue Code, $31,520,000 of the aggregate cash consideration was allocated to the purchase price of the Securities and $2,380,000 was allocated to the interest in the Kansas LLC and the right to require purchase of the Securities. No underwriting discounts or commissions were given or paid.

         The sale of the Securities was exempt from registration under the Securities Act by virtue of the fact that the Securities were sold to the Purchaser for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Securities, thus qualifying the sale of the Securities as a transaction by an issuer not involving any public offering in accordance with
Section 4(2) of the Securities Act. In addition, the Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

         Each share of the Securities may be converted at anytime during the conversion period (which commences on the earliest of (i) the date of default, or (ii) November 27, 2001, the fifth anniversary of the date when the Securities have been issued, and ends on the close of business on the business day next preceding the date fixed for redemption or for payment of any amounts distributable on liquidation to the holders of the Securities) at the option of the Purchaser thereof, into the number of fully-paid and nonassessable shares of common shares of beneficial interest of the Company, obtained by dividing the then applicable liquidation preference (generally, $1,000, but subject to adjustment based on when the conversion occurs) by the conversion price per share (which is equal to the product of (i) the average market price per common share of beneficial interest over the 30 trading days prior to the conversion, multiplied by (ii) the applicable conversion percentage). The applicable percentage means, based on when the calculation is made, a percentage between 70.0% and 90.0%.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.

                  None

         (b)      Pro Forma Financial Information.

                  None

         (c)      Exhibits.

                  4.1 Articles Supplementary creating Series A Convertible Preferred Shares

                  4.2 Specimen Certificate evidencing 34,000 shares of Series A Convertible Preferred Shares

                  10 Securities Purchase Agreement among Partnership Acquisition Trust II, Glimcher Properties Limited Partnership and Glimcher Realty Trust, dated November 26, 1996

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 5, 1997

                                           GLIMCHER REALTY TRUST


                                           By: /s/ Terry A. Schreiner
                                               ---------------------------
                                           Terry A. Schreiner,
                                           Senior Vice President and Chief
                                           Financial Officer

                              GLIMCHER REALTY TRUST
                                INDEX TO EXHIBITS

EXHIBITS                                                                  PAGE
--------                                                                  ----

4.1  Articles Supplementary creating Series A Convertible                   6
     Preferred Shares

4.2  Specimen Certificate evidencing 34,000 shares of Series A             32
     Convertible Preferred Shares

10   Securities Purchase Agreement among Partnership Acquisition           34
     Trust II, Glimcher Properties Limited Partnership and Glimcher
     Realty Trust, dated November 26, 1996